UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2006 (September 22, 2006)

CRC HEALTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-135172	73-1650429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 600, Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip code)

(877) 272-8668

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2006, CRC Health Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) by and among Aspen Education Group, Inc., a California corporation (“Aspen”), Madrid Merger Corporation, a California corporation, and other parties pursuant to which the Company has agreed to acquire all of the outstanding capital stock of Aspen, for a cash purchase price of $291 million, subject to adjustment pursuant to the terms and conditions of the Agreement. The Company intends to fund the purchase price with a combination of additional senior secured term loans and a capital contribution from its parent company, CRC Health Group, Inc. (“CRC Health Group”). CRC Health Group intends to fund such capital contribution through a combination of senior unsecured loans and the sale of equity securities of CRC Health Group to certain of its existing equity holders. The Company expects its pro forma leverage ratio to remain similar to current levels.

Headquartered in Cerritos, California, Aspen provides educational services to youth who have demonstrated behavioral issues that have interfered with their performance in school and life. Aspen operates 32 programs in 12 states in the U.S. and 1 program in the U.K. and its offerings include boarding schools, experiential outdoor education programs, weight-loss residential high schools and summer weight loss camps.

Closing of the transaction is conditioned upon satisfaction of customary closing conditions, including the expiration or early termination of the Hart-Scott-Rodino Antitrust Improvements Act waiting period, the Company receiving the proceeds of its financing to fund the transaction and the absence of an event resulting in a material adverse effect. It is anticipated that closing will occur during the fourth quarter of 2006.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1. Exhibit 2.1 is filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and therefore may be incorporated by reference into filings made under the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements:

Statements in this current report on Form 8-K regarding the proposed merger transaction, the expected effects, timing and completion of the proposed transaction and any other statements about our future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction due to the failure to obtain the necessary debt financing arrangements or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, changes in government regulation, failure to manage the integration of acquired companies and other risks that are contained in documents and the other factors described in our filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 22, 2006, by and among Aspen Education Group, Inc., Frazier Healthcare II, L.P., as Shareholders’ Representative, Madrid Merger Corporation and CRC Health Corporation (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRC HEALTH CORPORATION

DATE: September 28, 2006

	By:	/s/ PAMELA B. BURKE
	Name:	Pamela B. Burke
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Ex 2.1	Agreement and Plan of Merger, dated as of September 22, 2006, by and among Aspen Education Group, Inc., Frazier Healthcare II, L.P., as Shareholders’ Representative, Madrid Merger Corporation and CRC Health Corporation (filed herewith).